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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 28, 2008

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive	North Tonawanda, New York	14120-0748
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(716) 694-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section8 - Other Events

Item 8.01 Other Events.

On March 28, 2008, Taylor Devices, Inc. ("Taylor") held a special meeting of shareholders in the Company's Conference Room, located at 90 Taylor Drive, North Tonawanda, New York, to vote upon the proposal regarding the pending merger of Tayco Developments, Inc. ("Developments") with and into Taylor.

A vote of 66 2/3% of the total shares outstanding, or 2,104,041 shares, is required to approve the merger.  Of the 3,156,061 shares of Taylor Devices, Inc. common stock outstanding as of the record date of January 11, 2008, the holders of 2,129,866 shares, or 67.5%, voted for the approval of the merger, 41,228 shares, or 1.3%, voted against the merger and 8,001 shares, or 0.3% abstained.

The Agreement and Plan of Merger was passed on behalf of the Taylor shareholders, effective at the close of business on March 31, 2008.  Developments' shareholders approved the Agreement and Plan of Merger at a special meeting of shareholders held on February 22, 2008.

Taylor's website can be visited at: http://www.taylordevices.com/

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                TAYLOR DEVICES, INC.

                                                                                                                                (registrant)

DATED: March 28, 2008                                                  By:             /s/Douglas P. Taylor
                                                                                                                Douglas P. Taylor, President
                                                                                                                and Chief Executive Officer